                 DISTRIBUTION SERVICES AGREEMENT

         AGREEMENT made as of July 22, 1992, as amended as of April 30, 1993, between ALLIANCE GLOBAL SMALL CAP FUND, INC., a
Maryland corporation (the "Fund"), and ALLIANCE FUND
DISTRIBUTORS, INC., a Delaware corporation (the "Underwriter").

                      W I T N E S S E T H:

         WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified open-end investment company and it is in the interest of the Fund to offer its shares for sale continuously;

         WHEREAS, the Underwriter is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

         WHEREAS, the Fund and the Underwriter wish to enter into an amended agreement with each other with respect to the continuous offering of the Fund's shares in order to promote the growth of the Fund and facilitate the distribution of its shares;

NOW, THEREFORE, the parties agree as follows:

         Section 1. Appointment of the Underwriter. The Fund hereby appoints the Underwriter as the principal underwriter and distributor of the Fund to sell to the public shares of its Class A Common Stock (the "Class A shares"), Class B Common Stock (the "Class B shares") and Class C Common Stock (the "Class C shares") (the Class A shares, Class B shares and Class C shares being collectively referred to as the "shares") and hereby agrees during the term of this Agreement to sell shares to the Underwriter upon the terms and conditions herein set forth.

         Section 2. Exclusive Nature of Duties. The Underwriter shall be the exclusive representative of the Fund to act as principal underwriter and distributor except that the rights given under this Agreement to the Underwriter shall not apply to shares issued in connection with (a) the merger or consolidation of any other investment company with the Fund, (b) the Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or (c) the reinvestment in shares by the Fund's stockholders of dividends or other distributions.

         Section 3.  Purchase of Shares from the Fund.

         (a) The Underwriter shall have the right to buy from the Fund the shares needed to fill unconditional orders for shares of the Fund placed with the Underwriter by investors or securities dealers, depository institutions or other financial intermediaries acting as agent for their customers. The price which the Underwriter shall pay for the shares so purchased from the Fund shall be the net asset value, determined as set forth in
Section 3(d) hereof, used in determining the public offering price on which such orders are based.

         (b) The shares are to be resold by the Underwriter to investors at a public offering price, as set forth in Section 3(c) hereof, or to securities dealers, depository institutions or other financial intermediaries acting as agent for their customers having agreements with the Underwriter upon the terms and conditions set forth in Section 8 hereof.

         (c) The public offering price of the shares, i.e., the price per share at which the Underwriter or selected dealers or selected agents (each as defined in Section 8(a) below) may sell shares to the public, shall be the public offering price in accordance with the then current Prospectus and Statement of Additional Information of the Fund (the "Prospectus" and "Statement of Additional Information," respectively) under the Securities Act of 1933, as amended (the "Securities Act"), relating to such shares, but not to exceed the net asset value at which the Underwriter is to purchase such shares, plus, in the case of the Class A shares, a sales charge not to exceed 8.5% of the public offering price of the Class A shares, subject to reductions for volume purchases. Class A shares may be sold without a sales charge to (i) certain officers, directors and full-time employees of the Fund, the Underwriter and Alliance Capital Management L.P. (the Fund's manager), (ii) certain tax-qualified employee benefit plans, (iii) certain tax-exempt charitable, educational, religious or other organizations and
(iv) certain other purchasers, in each case upon the terms and conditions set forth in the Prospectus. If the public offering price does not equal an even cent, the public offering price may be adjusted to the nearest cent. All payments to the Fund hereunder shall be made in the manner set forth in Section 3(f) hereof.

         (d) The net asset value of shares of the Fund shall be determined by the Fund, or any agent of the Fund, as of the close of regular trading on the New York Stock Exchange on each business day on which said Exchange is open, in accordance with the method set forth in the Prospectus and Statement of Additional Information and guidelines established by the Directors of the Fund.

         (e) The Fund reserves the right to suspend the offering of its shares at any time in the absolute discretion of its Board of Directors.

         (f) The Fund, or any agent of the Fund designated in writing to the Underwriter by the Fund, shall be promptly advised by the Underwriter of all purchase orders for shares received by the Underwriter. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Fund (or its agent) of payment therefor, will deliver deposit receipts or certificates for such shares pursuant to the instructions of the Underwriter. Payment shall be made to the Fund in New York Clearing House funds. The Underwriter agrees to cause such Payment and such instructions to be delivered promptly to the Fund (or its agent).

         Section 4.  Repurchase or Redemption
                     of Shares by the Fund.

         (a) Any of the outstanding shares may be tendered for redemption at any time, and the Fund agrees to redeem or repurchase the shares so tendered in accordance with its obligations as set forth in its Articles of Incorporation and in accordance with the applicable provisions set forth in the Prospectus and Statement of Additional Information. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value calculated in accordance with the provisions of
Section 3(d) hereof less, in the case of Class B shares, a deferred sales charge equal to a specified percentage or percentages of the net asset value of the Class B shares or their cost, whichever is less. Class B shares that have been outstanding for a specified period of time may be redeemed without payment of a deferred sales charge as from time to time set forth in the Prospectus. All payments by the Fund hereunder shall be made in the manner set forth below. The redemption or repurchase by the Fund of any of the Class A shares purchased by or through the Underwriter will not affect the sales charge secured by the Underwriter, or any selected dealer or compensation paid to any selected agent (unless such selected dealer or selected agent has otherwise agreed with the Underwriter), in the course of the original sale, regardless of the length of the time period between purchase by an investor and his tendering for redemption or repurchase.

         The Fund (or its agent) shall pay the total amount of the redemption price and, except as may be otherwise required by the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") and any interpretations thereof ("NASD rules and interpretations"), the deferred sales charges, if any, as defined in the above paragraph, pursuant to the instructions of the Underwriter in New York Clearing House funds on or before the seventh business day subsequent to its having received the notice of redemption in proper form.

         (b) Redemption of shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading thereon is closed, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

         Section 5.  Plan of Distribution.

         (a) It is understood that Sections 5, 12 and 16 hereof together constitute a plan of distribution (the "Plan") within the meaning of Rule 12b-1 adopted by the Securities and Exchange Commission under the Investment Company Act ("Rule 12b-1").

         (b) Except as may be required by NASD rules and interpretations, the Fund will pay to the Underwriter each month a distribution services fee with respect to each portfolio of the Fund ("Portfolio") that will not exceed, on an annualized basis,
 .30% of the aggregate average daily net assets of the Fund attributable to the Class A shares, 1.00% of the aggregate average daily net assets of the Fund attributable to the Class B shares and 1.00% of the aggregate average daily net assets of the Fund attributable to the Class C shares. With respect to each Portfolio, the distribution services fee will be used in its entirety by the Underwriter to make payments (i) to compensate broker-dealers or other persons for providing distribution assistance with respect to assets invested in the Fund, (ii) to otherwise promote the sale of shares of each Portfolio, including payment for the preparation, printing and distribution of prospectuses and sales literature or other promotional activities, and (iii) to compensate brokers-dealers, depository institutions and other financial intermediaries for providing administrative, accounting and other services with respect to each Portfolio's shareholders. A portion of the distribution services fee that will not exceed, on an annualized basis, .25% of the aggregate average daily net assets of the Fund attributable to each of the Class A shares, Class B shares and Class C shares will constitute a service fee that will be used by the Underwriter for personal service and/or the maintenance of shareholder accounts within the meaning of NASD rules and interpretations.

         (c) Alliance Capital Management L.P., the Fund's manager (the "Manager"), may, as long as the Plan is in effect, from time to time make similar payments to the Underwriter for distribution services performed by the Underwriter and for distribution assistance provided by broker-dealers or other persons and to broker-dealers, depository institutions and other financial intermediaries for providing administrative, accounting and other services with respect to Fund shareholders as described in Section 5(b) above. These payments may be made by the Manager from its own resources, which may include the management fee it receives from the Fund. The Manager may in its sole discretion increase or decrease the amount of distribution assistance payments it makes to the Underwriter.

         (d) Payments to broker-dealers, depository institutions and other financial intermediaries for the purposes set forth in
Section 5(b) are subject to the terms and conditions of the written agreements between the Underwriter and each broker-dealer, depository institution and other financial intermediary. Such agreements will be in a form satisfactory to the Board of Directors of the Fund.

         (e) The Treasurer of the Fund will prepare and furnish to the Fund's Directors, and the Directors will review at least quarterly, a written report complying with the requirements of Rule 12b-1 setting forth all amounts expended hereunder and the purposes for which such expenditures were made.

         (f) The Fund is not obligated to pay any distribution expense in excess of the distribution services fees described above in Section 5(b) hereof. Any expenses of distribution of the Fund's Class A shares accrued by the Underwriter in one fiscal year of the Fund may not be paid from distribution services fees received from the Fund in respect of Class A shares in another fiscal year. Any expenses of distribution of the Fund's Class B shares or Class C shares accrued by the Underwriter in one fiscal year of the Fund may be carried forward and paid from distribution services fees received from the Fund in respect of such class of shares in another fiscal year. No portion of the distribution services fees received from the Fund in respect of Class A shares may be used to pay any interest expense, carrying charges or other financing costs, or allocation of overhead of the Underwriter. The distribution services fees received from the Fund in respect of Class B shares and Class C shares may be used to pay interest expenses, carrying charges and other financing costs or allocation of overhead of the Underwriter to the extent permitted by Securities and Exchange Commission rules, regulations or Securities and Exchange Commission staff no-action or interpretative positions in effect from time to time. In the event this Agreement is terminated by either party or is not continued with respect to a class as provided in Section 12 below: (i) no distribution services fees (other than current amounts accrued but not yet paid) will be owed by the Fund to the Underwriter with respect to that class, and (ii) the Fund will not be obligated to pay the Underwriter for any amounts expended hereunder not previously reimbursed by the Fund from distribution services fees in respect of shares of such class or recovered through deferred sales charges described in Section 4(a) above. The distribution services fee of a particular class may not be used to subsidize the sale of shares of any other class.

         (g) The Fund acknowledges and agrees that payments by the Fund pursuant to Section 5(b) hereof may be used to pay certain expenses otherwise payable by the Underwriter pursuant to the terms of Section 9 hereof.

         (h) Neither the Manager nor the Underwriter is obligated hereunder to execute agreements with qualifying broker-dealers, depository institutions or other financial intermediaries and any termination of an agreement with a particular financial intermediary under the Plan will have no effect on similar agreements between the Manager or the Underwriter and other participating broker-dealers, depository institutions or other financial intermediaries pursuant to the Plan.

         Section 6.  Duties of the Fund.

         (a) Subject to Sections 9(b) and 10 hereof, the Fund shall furnish to the Underwriter copies of all information, financial statements and other papers that the Underwriter may reasonably request for use in connection with the distribution of shares of the Fund, and this shall include one certified copy, upon request by the Underwriter, of all financial statements prepared for the Fund by independent public accountants. The Fund shall make available to the Underwriter such number of copies of the Prospectus as the Underwriter shall reasonably request.

         (b) The Fund will cooperate with the Underwriter in qualifying and maintaining the qualification of an appropriate number of its shares for sale under the securities laws of such states as the Underwriter may request. As provided in Section 9(c) hereof, the expense of qualification and maintenance of qualification shall be borne by the Underwriter.

         (c) Subject to Sections 9(b) and 10 hereof, the Fund will furnish, in reasonable quantities upon request by the Underwriter, copies of annual and interim reports of the Fund.

         Section 7.  Duties of the Underwriter.

         (a) The Underwriter shall devote reasonable time and effort to effect sales of shares of the Fund, but shall not be obligated to sell any specific number of shares. The services of the Underwriter to the Fund hereunder are not to be deemed exclusive and nothing in this Agreement shall prevent the Underwriter from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

         (b) In selling the shares of the Fund, the Underwriter shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Underwriter, any selected dealer, any selected agent nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Fund's Registration Statement, as amended from time to time, under the Securities Act and the Investment Company Act (the "Registration Statement") or the Prospectus and Statement of Additional Information and any sales literature specifically approved in writing by the Fund.

         (c) The Underwriter shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD, as such requirements may from time to time exist.

         Section 8.  Selected Dealer and Agent Agreements.

         (a) The Underwriter shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of shares and fix therein the portion of the sales charge that may be allocated to the selected dealers and selected agents; provided, that the Fund shall approve the forms of agreements with selected dealers and selected agents and the selected dealer and selected agent compensation set forth therein and shall evidence such approval by filing said forms and amendments thereto as exhibits to its then currently effective Registration Statement. Shares sold to selected dealers or through selected agents shall be for resale by such selected dealers and selected agents only at the public offering price set forth in the Prospectus and Statement of Additional Information. The form of agreement with selected dealers and selected agents to be used in the continuous offering of the shares of the Fund shall be substantially in the form attached hereto.

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         (b)  Within the United States, the Underwriter shall
offer and sell shares only to such selected dealers as are members in good standing of the NASD.

         Section 9.  Payment of Expenses.

         (a) The Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of its Registration Statement and Prospectus and Statement of Additional Information, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to stockholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, annual or interim reports or proxy materials).

         (b) After the prospectuses and annual and interim reports have been prepared and set in type, the Underwriter shall bear the costs and expenses of printing and distributing any copies thereof which are to be used in connection with the offering of shares to selected dealers, selected agents or investors. The Underwriter shall bear the costs and expenses of other literature used by the Underwriter or furnished by it for use by selected dealers or selected agents in connection with the offering of shares for sale to the public and any expenses of advertising in connection with such offering.

         (c) The Underwriter shall bear the costs of expenses of qualification of shares for sale (except expenses of any action by the Fund relating to its Articles of Incorporation or other matters in which the Fund has a direct concern) in such states of the United States or other jurisdictions as shall be selected by the Fund and the Underwriter pursuant to Section 6(c) hereof and the cost and expenses payable to each such state for continuing qualification therein.

         Section 10. Responsibility. The Fund and the Underwriter recognize and agree that, subject to the overall supervision of the Board of Directors of the Fund, the preparation of registration statements, prospectuses, annual and interim reports and proxy materials of the Fund is the responsibility of the Manager, an affiliated person of the Underwriter, under its Management Agreement with the Fund.

         Accordingly, the Fund and its directors, officers and employees shall have no responsibility hereunder to the Underwriter with respect to the accuracy, completeness or fairness of any such registration statement, prospectus, annual or interim report or proxy material. Nothing herein contained, however, shall be deemed a condition, stipulation or provision binding any persons to waive compliance with any provision of the

Federal securities laws, or of the rules and regulations of the Securities and Exchange Commission, or to relieve any person from any liability arising under the Federal securities laws.

         Section 11. Notification by the Fund. The Fund agrees to advise the Underwriter immediately:

         (a)  of any request by the Securities and Exchange
Commission for amendments to the Fund's Registration
Statement, Prospectus or Statement of Additional Information or for additional information,

         (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Fund's Registration Statement, Prospectus or Statement of Additional Information or the initiation of any proceeding for that purpose.

         (c) of the happening of any material event which makes untrue any statement made in the Fund's Registration Statement, Prospectus or Statement of Additional Information or which requires the making of a change in any one thereof in order to make the statements therein not misleading, and

         (d) of all action of the Securities and Exchange Commission with respect to any amendments to the Fund's Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the Securities and Exchange Commission under the Securities Act.

         Section 12.  Term of Agreement.

         (a) This Agreement shall become effective on the date hereof and shall continue in effect until September 30, 1993, and thereafter automatically for successive twelve-month periods with respect to each class (computed from each October 1) with respect to each class; provided, however, that such continuance is specifically approved at least annually by the Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities (as defined in the Investment Company Act) of that class, and, in either case, by a majority of the Fund's Directors who are not parties to this Agreement or interested persons, as defined in the Investment Company Act, of any such party (other than as directors of the Fund) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto; provided further, however, that if the continuation of this Agreement is not approved as to a class or a Portfolio, the Underwriter may continue to render to such class or Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon effectiveness of this Agreement, it

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shall supersede all previous agreements between the parties hereto covering the subject matter hereof. This Agreement may be terminated (i) by the Fund with respect to any class or Portfolio at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined) of such class or Portfolio, or by a vote of a majority of the Fund's Directors, who are not interested persons, as defined in the Investment Company Act, of the Fund (other than as directors of the Fund) and have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto; in any such event on sixty days' written notice to the Underwriter, provided, however, that no such notice shall be required if such termination is stated by the Fund to relate only to Sections 5 and 16 hereof (in which event Sections 5 and 16 shall be deemed to have been severed herefrom and all other provisions of this Agreement shall continue in full force and effect), or (ii) by the Underwriter, on any August 1, commencing August 1, 1993, on written notice given not less than sixty days prior to such August 1 to the Fund.

         (b) This Agreement may be amended at any time with the approval of the Directors of the Fund; provided, that (i) any material amendments of the terms hereof will become effective only upon approval as provided in the first proviso of the first sentence of Section 12(a) hereof, and (ii) any amendment to increase materially the amount to be expended for distribution services fees pursuant to Section 5(b) hereof will be effective only upon the additional approval by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of the class or Portfolio affected.

         Section 13. No Assignment. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms "transfer", "assignment", and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

         Section 14. Notices. Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if sent by registered mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by such other party to the party giving notice, and unless and until changed pursuant to the foregoing provisions hereof addressed to the Fund or the Underwriter.




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

         Section 15.  Governing Law.  The provisions of this
Agreement shall be, to the extent applicable, construed and interpreted in accordance with the laws of the State of New York.

         Section 16.  Non-interested Directors of the Fund.
While the Agreement is in effect, the selection and nomination of the Directors who are not "interested persons" of the Fund (as defined in the Investment Company Act) will be committed to the discretion of such disinterested Directors.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALLIANCE GLOBAL SMALL CAP FUND, INC.


By /s/ David H. Dievler
   _____________________________
       David H. Dievler
       President


ALLIANCE FUND DISTRIBUTORS, INC.

By /s/ Robert L. Errico
   _____________________________
       Robert L. Errico
       President


Accepted as to
Sections 5, 12 and 16:
as of July 22, 1992, as
amended as of April 30, 1993

ALLIANCE CAPITAL MANAGEMENT L.P.
By Alliance Capital Management
   Corporation, General Partner

By /s/ John D. Carifa
   _____________________________
       John D. Carifa
       Executive Vice President










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00250176.AJ9